UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: May 31, 2011

STUDIO II BRANDS, INC

 (Exact name of registrant as specified in its charter)

Florida	0-50000	65-0664963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16/F Honest Motors Building 9-11 Leighton Road Causeway Bay, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-852-2890-1818

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2011, Hippo Lace Ltd. (“HLL”), the Registrant’s wholly-owned subsidiary, terminated its subfranchise agreement with Beijing Kenon Bistro Catering Limited (“BJ Kenon”).

Pursuant to the terms of the subfranchise agreement BJ Kenon had the right to operate a restaurant using the Caffe Kenon trademark, at Shop no. 02-04, 5/F, Joy City, No 28 Qingnian Road, Chaoyang District, Beijing, PRC.  The subfranchise agreement had a term of 3 years and included a renewal option for a second 3 year term.  Under the terms of the franchise agreement, BJ Kenon paid an initial franchise fee of RMB 80,000 (approximately US$ 11,080), and was obligated to pay a monthly management fee equal to 10% of its net income.

BJ Kenon is restructuring its organization and requested an early termination of its subfranchise agreement.

The parties have executed a termination agreement pursuant to which BJ Kenon has agreed to comply with the termination provisions of the subfranchise agreement including permanently ceasing use of the Caffe Kenon tradename, ceasing use of all Intellectual Property of HLL,  making alterations or modifications to distinguish any future operations from Caffé Kenon,  return to HLL copies of documents, records and forms relating to Caffé Kenon, and to pay HLL RMB40,000 (approximately US$6,200) as a penalty for early termination of the subfranchise agreement.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

10.9 – Termination Agreement dated May 31, 2011, by and between Hippo Lace Ltd. and北京咖意浓餐飲有限公司 (Beijing Kenon Bistro Catering Limited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Studio II Brands, Inc. (Registrant)
/s/ Cheung Sing

Date: June 3, 2011	Cheung Sing, Chief Executive Officer

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